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                                    EXHIBIT A

                             JOINT FILING AGREEMENT

               The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of GTS Duratek, Inc. dated March 18, 1996 is, and any amendments thereto signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(f) under the Securities Exchange Act of 1934.

Date:  March 18, 1996                       SOROS CAPITAL OFFSHORE PARTNERS LDC


                                            By: /s/ Steven J. Gilbert
                                                --------------------------------
                                                Steven J. Gilbert
                                                Attorney in Fact

Date:  March 18, 1996                       SOROS CAPITAL, L.P.


                                            By: /s/ Steven J. Gilbert
                                                --------------------------------
                                                Steven J. Gilbert
                                                Managing General Partner

Date:  March 28, 1996
                                            /s/ Steven J. Gilbert
                                            ------------------------------------
                                            Steven J. Gilbert